EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-22990, 33-38210, 33-51588 and 33-61624 on Forms S-3 and in
Registration Statement Nos. 2-83273, 2-98984, 33-27288, 33-38209
and 33-86078 on Forms S-8 of Jackpot Enterprises, Inc. of our report dated August 1, 1997, appearing in this Annual Report on Form 10-K of Jackpot Enterprises, Inc. for the year ended June 30, 1997.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Las Vegas, Nevada
September 22, 1997